UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 26, 2018

PERRY ELLIS INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	0-21764 (Commission File No.)	59-1162998 (IRS Employer Identification No.)

3000 N.W. 107th Avenue Miami, Florida (Address of principal executive offices)	33172 (Zip Code)

(305) 592-2830
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03                          Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

Effective April 26, 2018, the Board of Directors (the “Board”) of Perry Ellis International, Inc. (the “Company”) adopted an amendment (the “Amendment”) to Article 2, Section 14(c)(2) of the Company’s Bylaws. The Amendment extends the date by which nominations of persons for election to the Board may be submitted with respect to the Company’s 2018 annual meeting of shareholders to 5:00 p.m. Eastern time on May 18, 2018. A copy of the Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01                          Other Events

On April 26, 2018, the Company issued a press release announcing the Amendment, a copy of which is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment to Bylaws of Perry Ellis International, Inc.

99.1	Perry Ellis International, Inc. Press Release dated April 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

By:       /s/ Tricia Thompkins
Name:  Tricia Thompkins
Title:    EVP, General Counsel & Secretary

Dated:  April 27, 2018